Exhibit 99.1

DelMar Pharmaceuticals Announces Third Quarter Fiscal Year 2016 Financial Results and Corporate Update

- Business update conference call and webcast on May 19, 2016 at 5 PM EST -

VANCOUVER, British Columbia and MENLO PARK, Calif., May 13, 2016 /PRNewswire/ -- DelMar Pharmaceuticals, Inc. (OTCQX: DMPI) (“DelMar” and the “Company”), a biopharmaceutical company focused on the development and commercialization of new cancer therapies, today announced its financial results for the quarter ending March 31, 2016, the third quarter of the 2016 fiscal year. The Company also highlighted recent corporate and clinical achievements and provided an overview of expected near-term milestones.

DelMar management will host a business update conference call and live webcast for investors, analysts and other interested parties on Thursday May 19, 2016 at 5 pm EST.

RECENT CORPORATE HIGHLIGHTS

•	Raised $6.1 million in new capital through private placement of preferred shares and restructured certain investor warrants in order to help position the Company to qualify to list its common stock on a senior exchange;
•	Confirmed that the Company plans to meet with the US Food and Drug Administration (FDA) to discuss a Phase III study design for refractory glioblastoma multiforme (GBM) during the first half of 2016;
•	Presented new data demonstrating that VAL-083 appears to have a distinct mode of action from other chemotherapies widely used in the treatment of cancer;
•	Entered into a collaboration agreement with the University of Texas MD Anderson Cancer Center (MD Anderson) to accelerate the clinical development of VAL-083 for the treatment of GBM. As part of the collaboration, MD Anderson will initiate a new Phase II clinical study with VAL-083 in patients with GBM at first recurrence/progression, prior to Avastin® exposure;
•	Obtained an orphan drug designation for VAL-083 in the United States for the treatment of ovarian cancer and medulloblastoma, in addition to previous orphan drug designations for VAL-083 in glioma in the USA and Europe; and
•	Presented data at the American Association for Cancer Research (AACR) annual meeting that confirmed a well-tolerated VAL-083 dosing regimen of 40 mg/m2/daily every 3 days in a 21-day cycle has been selected for advancement into a Phase III study as a potential new therapy for the treatment of refractory GBM.

“Our data continues to demonstrate VAL-083’s unique cytotoxic anti-cancer mechanism which may provide new treatment opportunities for patients whose cancer has failed or is unlikely to respond to currently available therapies. In particular, the data we have presented in our refractory GBM clinical trial positions us to advance this program into registration-directed Phase III clinical trials and we look forward to discussing our proposed trial design with the FDA,” said Jeffrey Bacha, DelMar’s chairman & CEO.

“Importantly, new funds raised subsequent to quarter end enable us to fund current operations through 2017 and help position DelMar to qualify to list its common stock on a senior exchange.”

EXPECTED NEAR-TERM MILESTONES

•	Apply to list our shares on a senior stock exchange;
•	Engage the FDA regarding the design of a proposed registration-directed Phase II/III clinical trial for VAL-083 in refractory GBM;
•	Initiate the Phase II clinical study at MD Anderson with VAL-083 in patients with GBM at first recurrence/progression;
•	Initiate clinical studies in newly-diagnosed GBM patients as an alternative to temozolomide in patients with high expression of MGMT;
•	Initiate new clinical trials with VAL-083 in refractory non-small cell lung cancer;
•	Initiate registration-directed Phase II/III clinical trials for VAL-083 as a new treatment option for refractory GBM in 2016;
•	Continue to pursue pre-clinical research with leading investigators to advance VAL-083 as a potential treatment for other chemo-resistant cancers including ovarian cancer and pediatric medulloblastoma;
•	Maximize the value of the VAL-083 pipeline through potential partnering opportunities in high value oncology markets;
•	Continue to build the Company’s intellectual property portfolio; and
•	Continue to implement strategies to enable DelMar to meet qualifications to list its shares on a senior stock exchange.

CONFERENCE CALL DETAILS

DelMar plans to host a conference call on Thursday, May 19, 2016, at 5 p.m. Eastern Time, to discuss quarterly results and provide a corporate update. For both “listen-only” participants and those who wish to take part in the question and answer portion of the call, the telephone Dial-in Number is 800-895-1549 (toll free) with Conference ID DELMAR. A link to the webcast and slides will be available on the IR Calendar of the Investors section of the Company’s website at www.delmarpharma.com and will be archived for 30 days.

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SUMMARY OF FINANCIAL RESULTS FOR THE THIRD QUARTER OF FISCAL YEAR 2016 ENDED MARCH 31, 2016

For the three months ended March 31, 2016 the Company reported a net loss of $1,140,401, or a net loss per share of $0.03, compared to a net loss of $2,086,719, or a net loss per share of $0.05 for the three months ended March 31, 2015, as restated.

For the nine months ended March 31, 2016 the Company reported a net loss of $5,408,479, or a net loss per share of $0.12, compared to a net loss of $4,223,087, or a net loss per share of $0.11 for the nine months ended March 31, 2015, as restated.

FINANCIAL SUMMARY

The following represents selected financial information as of March 31, 2016. The Company’s financial information has been prepared in accordance with U.S. GAAP and this selected information should be read in conjunction with DelMar’s consolidated financial statements and Management’s Discussion and Analysis (“MD&A”), as filed.

DelMar’s financial statements as filed with the U.S. Securities Exchange Commission can be viewed on the company’s website at: http://ir.delmarpharma.com/all-sec-filings.

Selected Balance Sheet Data

	March 31, 2016 $	June 30, 2015 $
		(as restated)

Cash and cash equivalents	937,355	1,754,433
Working capital	439,470	1,722,336
Total assets	1,155,311	2,575,421
Derivative liability	1,017,250	2,364,381
Total stockholders’ deficit	(687,603)	(821,490)

Selected Statement of Operations Data

For the Three Months Ended:

	March 31,	March 31,
	2016	2015
	$	$
		(as restated)

Research and development	790,323	641,839
General and administrative	630,226	500,753
Change in fair value of derivative liability	(276,584)	781,152
Change in fair value of derivative liability due to change in warrant terms	7,000	-
Loss on exchange of warrants	-	156,219
Foreign exchange (gain) loss	(10,523)	6,826
Interest income	(41)	(70)
Net loss from operations	1,140,401	2,086,719
Basic weighted average number of shares outstanding	44,309,098	38,976,827
Basic loss per share	0.03	0.05

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For the Nine Months Ended:

	March 31,	March 31,
	2016	2015
	$	$
		(as restated)

Research and development	2,183,355	1,925,635
General and administrative	1,994,923	1,601,982
Change in fair value of derivative liability	943,050	451,794
Change in fair value of derivative liability due to change in warrant terms	270,965	(23,658)
Loss on exchange of warrants	-	249,062
Foreign exchange loss	16,257	16,512
Interest expense	-	2,091
Interest income	(71)	(331)
Net loss from operations	5,408,479	4,223,087
Basic weighted average number of shares outstanding	43,587,549	37,732,995
Basic loss per share	0.12	0.11

About VAL-083

VAL-083 is a “first-in-class,” small-molecule chemotherapeutic. In more than 40 Phase I and II clinical studies sponsored by the U.S. National Cancer Institute, VAL-083 demonstrated clinical activity against a range of cancers including lung, brain, cervical, ovarian tumors and leukemia both as a single-agent and in combination with other treatments. VAL-083 is approved in China for the treatment of chronic myelogenous leukemia (CML) and lung cancer, and has received orphan drug designation in Europe and the U.S. for the treatment of malignant gliomas.

DelMar has demonstrated that VAL-083's anti-tumor activity is unaffected by the expression of MGMT, a DNA repair enzyme that is implicated in chemotherapy resistance and poor outcomes in GBM patients following standard front-line treatment with Temodar® (temozolomide).

DelMar recently announced the completion of enrollment in a Phase II clinical trial of VAL-083 in refractory GBM. Patients have been enrolled at five clinical centers in the United States: Mayo Clinic (Rochester, MN); UCSF (San Francisco, CA) and three centers associated with the Sarah Cannon Cancer Research Institute (Nashville, TN, Sarasota, FL and Denver, CO).

In the Phase I dose-escalation portion of the study, VAL-083 was well tolerated at doses up to 40mg/m2 using a regimen of daily x 3 every 21 days. Adverse events were typically mild to moderate; no treatment-related serious adverse events reported at doses up to 40 mg/m2. Dose limiting toxicity (DLT) defined by thrombocytopenia (low platelet counts) was observed in two of six (33%) of patients at 50 mg/m2. Generally, DLT-related symptoms resolved rapidly and spontaneously without concomitant treatment, although one patient who presented with hemorrhoids received a platelet transfusion as a precautionary measure.

Sub-group analysis of data from the Phase I dose-escalation portion of the study suggested a dose-dependent and clinically meaningful survival benefit following treatment with VAL-083 in GBM patients whose tumors had progressed following standard treatment with temozolomide, radiotherapy, bevacizumab and a range of salvage therapies.

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Patients in a low dose (≤5mg/m2) sub-group had a median survival of approximately five (5) months versus median survival of approximately nine (9) months for patients in the therapeutic dose (30mg/m2 & 40mg/m2) sub-group following initiation of VAL-083 treatment. DelMar reported increased survival at 6, 9 and 12 months following initiation of treatment with VAL-083 in the therapeutic dose sub-group compared to the low dose sub-group.

Further details can be found at http://www.delmarpharma.com/scientific-publications.html.

About DelMar Pharmaceuticals, Inc.

DelMar Pharmaceuticals, Inc. was founded to develop and commercialize new cancer therapies in indications where patients are failing or have become intolerable to modern targeted or biologic treatments. The Company's lead drug in development, VAL-083, is currently undergoing clinical trials in the U.S. as a potential treatment for refractory glioblastoma multiforme. VAL-083 has been extensively studied by U.S. National Cancer Institute, and is currently approved for the treatment of chronic myelogenous leukemia and lung cancer in China. Published pre-clinical and clinical data suggest that VAL-083 may be active against a range of tumor types via a novel mechanism of action that could provide improved treatment options for patients.

For further information, please visit http://delmarpharma.com/; or contact DelMar Pharmaceuticals Investor Relations: ir@delmarpharma.com / (604) 629-5989. Connect with the Company on Twitter, LinkedIn, Facebook, and Google+.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company's ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company's products and technology; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company's business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in our filings with the SEC, including, our current reports on Form 8-K.

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